Exhibit 32.1



                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


Michael T. Furry,  President and Chief Executive  Officer of Reinhold
 Industries, Inc. (the "Company"), hereby certifies that to the best of his knowledge:

1. The Annual Report on Form 10-K for the fiscal year ended December 31, 2004 of the Company (the "Report") fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

      2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated

The foregoing certification is being furnished pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.



/s/ MICHAEL T. FURRY
Michael T. Furry
President and Chief Executive Officer
March 30, 2005


A signed copy of this written statement required by section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.